Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S/K

POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of Riggs Funds and the Assistant General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                         TITLE                             DATE


/s/ John F. Donahue                Chairmann
John F. Donahue                    (Chief Executive Officer)       June 2, 1998


/s/ Edward C. Gonzales             Vice President and Treasurer    June 2, 1998
Edward C. Gonzales                 (Principal Financial and
                                   Accounting Officer)


/s/Thomas G. Bigley                Trustee                         June 2, 1998
Thomas G. Bigley

/s/Nicholas P. Constantakis        Trustee                          June 2, 1998
Nicholas P. Constantakis


/s/John T. Conroy, Jr.             Trustee                          June 2, 1998
-----------------------
John T. Conroy, Jr.
              -----


/s/ William J. Copeland            Trustee                          June 2, 1998
------------------------------
William J. Copeland


/s/ James E. Dowd                  Trustee                          June 2, 1998
------------------------------
James E. Dowd


/s/ Lawrence D. Ellis, M.D.        Trustee                          June 2, 1998
Lawrence D. Ellis, M.D.


/s/ Edward L. Flaherty, Jr.        Trustee                          June 2, 1998
------------------------------
Edward L. Flaherty, Jr.


SIGNATURES                         TITLE                             DATE

/s/ Peter E. Madden                Trustee                 June 2, 1998
------------------------------
Peter E. Madden


/s/ John E. Murray, Jr.            Trustee                 June 2, 1998
----------------------------------
John E. Murray, Jr.


/s/ Wesley W. Posvar               Trustee                 June 2, 1998
------------------------------
Wesley W. Posvar


/s/ Marjorie P. Smuts              Trustee                 June 2, 1998
------------------------------
Marjorie P. Smuts






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Sworn to and subscribed before me this 2nd day of June, 1998



/s/Cheri S. Good
Notary Public


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